Exhibit 24

                               POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS: THAT I, IRIAL FINAN, do hereby appoint Carol Crofoot Hayes, F. Rodger Wrege, David R. Bucey, Parth S. Munshi, and Anita Jane Kamenz, each acting individually, my true and lawful attorneys for me and in my name for the purpose of:

        (1) executing on my behalf any Form ID for the application for access codes to the U.S. Securities and Exchange Commission's EDGAR(R) System or any successor system, any Initial Statement of Beneficial Ownership of Securities on Form 3, any Statement of Changes in Beneficial Ownership of Securities on Form 4, any Annual Statement of Changes in Beneficial Ownership of Securities on
Form 5 and any additional forms which may be promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, or any amendments thereto, in connection with my transactions in shares of The Coca-Cola Company common stock and causing such forms to be filed with the U.S. Securities and Exchange Commission, the New York Stock Exchange and/or any other appropriate stock exchange; and

        (2) taking any other action in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the forms executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in their discretion.

         The undersigned acknowledges that:

         (1) the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934; and

         (2) this Power of Attorney authorizes, but does not require, any of the foregoing attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information.

         The undersigned hereby grants to each of the foregoing attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or appropriate to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney.

         This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

         IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of July, 2004.



                                        /s/ Irial Finan
                                        -----------------------------
                                        Irial Finan


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